SUBADVISORY AGREEMENT


               This SUBADVISORY AGREEMENT is dated as of April 1, 2000, by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and DRESDNER RCM GLOBAL INVESTORS LLC, a Delaware limited liability company (the "Subadviser").

                                  WITNESSETH:

          WHEREAS, the Adviser and SunAmerica Style Select Series, Inc., a Maryland corporation (the "Corporation"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the "Advisory Agreement") pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation; and

          WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of common stock, par value $.0001 per share, in separately designated series representing separate funds with their own investment objectives, policies and purposes; and

          WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

          WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Corporation listed on Schedule A attached hereto (the "Portfolio"), and the Subadviser is willing to furnish such services;

          NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

          1. DUTIES OF THE SUBADVISER. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Corporation. Pursuant to this Subadvisory
Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Corporation is required to maintain, and will render regular reports to the Adviser and to officers and Directors of the Corporation concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Directors of the Corporation and in compliance with such policies as the Directors of the Corporation may from time to time establish and communicate to the Subadviser, and in compliance with (a) the objectives, policies, and limitations for the Portfolio set forth in the Corporation's current prospectus and statement of additional information as provided to the Subadviser, and (b) applicable laws and regulations.

               The Subadviser represents and warrants to the Adviser that the portion of each Portfolio set forth in Schedule A managed by it will at all times be operated and managed in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing and subject to Section 9(c) hereof, the Subadviser represents and warrants (1) that the management of the assets of a Portfolio managed by it will be designed to achieve qualification by each Portfolio to be treated as a "regulated investment company" under subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) compliance with (a) the provisions of the Act and rules adopted thereunder that relate to the investment of Portfolio assets, including depositing those assets in custody with institutions designated by the Corporation; and (b) applicable federal and state securities and commodities laws (other than state securities laws relating to the amount of Portfolio shares that may be sold in a particular state); provided that for purposes of Section 17(a), (d) and (e), Subadviser shall effect compliance only in relation to affiliated persons identified to it by the Adviser and its own affiliates. The Subadviser further represents and warrants that only with respect to any statements or omissions made in any Registration Statement for shares of the Corporation, or any amendment or supplements thereto, made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration
Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

          2. PORTFOLIO TRANSACTIONS. The Subadviser is responsible for decisions to buy or sell securities and other investments for each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing Portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities.

Subject to such policies as the Directors  may  determine and  consistent  with
Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Corporation and its respective affiliates, as broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Directors of the Corporation such information relating to Portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

          3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Corporation and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

          4.   OTHER  SERVICES.  At  the  request  of  the  Corporation  or the
Adviser, the Subadviser in its discretion may make available to the Corporation, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Corporation or the Adviser at the Subadviser's cost.

          5. REPORTS. The Corporation, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Corporation as each may reasonably request.

          6. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the Corporation are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Corporation are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

          7. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio that are required to be maintained by the Corporation pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Corporation are the property of the Corporation and will be surrendered promptly to the Corporation or the Adviser on request.

               The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Corporation's auditors, the Corporation or any representative of the Corporation, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Corporation.

          8. REFERENCE TO THE SUBADVISER. (a) The Corporation or the Adviser or any affiliate or agent thereof shall have the right to make reference to or use the name of the Subadviser in any advertising or promotional materials unless the Subadviser by written notice withholds such right, however the right shall not be unreasonably withheld.

               (b) All such references to or use of the name of the Subadviser shall state that the Subadviser is a manager of the Portfolios listed in Schedule A. The Adviser agrees to indemnify, defend and hold harmless the Subadviser from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating and defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection thereof) arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact stated in any prospectus, statement of additional information, or other advertising or promotional material, or arising out of or based upon omission, or alleged omission, to state a material fact required to be stated in any prospectus, statement of additional information, or other advertising or promotional material, except that the Adviser's agreement to indemnify Subadviser will not be deemed to cover any such claim, demand, liability or expense to the extent that it solely arises out of or is solely based upon any such untrue statement, alleged untrue statement, omission or alleged omission or alleged omission made in any prospectus, statement of additional information, or advertising or promotional material in reliance upon information furnished by Subadviser.

          9. LIABILITY OF THE SUBADVISER. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Adviser, its officers, directors, agents, employees, controlling persons or shareholders or to the Corporation or to any shareholder of the Corporation for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the "Indemnified Parties") from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Subadviser's providing services under this Agreement.

               (b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon breach of this Agreement by the Subadviser; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

               (c) The Subadviser shall not be liable to the Adviser its officers, directors, agents, employees, controlling persons or shareholders or to the Corporation or its shareholders for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by the Subadviser or, to the extent such records relate to the portion of the assets managed by the Subadviser, otherwise available to the Subadviser upon reasonable request. The Adviser agrees that Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating portfolio and shall comply with subsections (a) and (b) of Section I of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) only with respect to the portion of assets of a Portfolio allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Corporation and any other subadviser with respect to the portion of a Portfolio's assets not allocated to Subadviser and with respect to any other portfolio of the Corporation.

         10. REPRESENTATION OF ADVISER. The Adviser represents and warrants that it has full power and authority to enter into this Agreement and to engage Subadviser to perform the duties required under this Agreement, and that its engagement of Subadviser hereunder does not violate any applicable laws or regulations, including the Investment Company Act of 1940.

         11. PERMISSIBLE INTERESTS. Directors and agents of the Corporation are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Corporation as Directors, or otherwise; and the Subadviser (or any successor) is or may be interested in the Corporation in some manner.

         12. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Corporation.

               With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Corporation, by vote of a majority of the Directors, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Corporation, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Corporation. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

               This  Agreement  will  also  terminate  in the  event  that  the
Advisory   Agreement  by  and  between  the  Corporation  and  the  Adviser  is terminated.

         13. SEVERABILITY. This Agreement constitutes the entire Agreement between the parties hereto. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         14.   SURVIVAL.  Section 9 and the right to receive  amounts due under
Section 3 shall survive termination of this Agreement.

         15. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Corporation must be obtained in conformity with the requirements of the Act.

         16. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

         17. SEPARATE SERIES. Pursuant to the provisions of the Articles of Incorporation and the General Laws of the State of Maryland, each Portfolio is a separate series of the Corporation, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Corporation as a whole.

         18. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:


         Subadviser:                Dresdner RCM Global Investors LLC
                                    Four Embarcadero Center
                                    San Fransisco, California 94111
                                    Attention:





         Adviser:                   SunAmerica Asset Management Corp.
                                    The SunAmerica Center
                                    733 Third Avenue, Third Floor
                                    New York, NY 10017-3204
                                    Attention:   Robert M. Zakem
                                                 Senior Vice President and
                                                 General Counsel

          IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.


                                            SUNAMERICA ASSET MANAGEMENT CORP.



                                            By:
                                               ---------------------------------
                                                 Name:  Peter A. Harbeck
                                                 Title:  President



                                            DRESDNER RCM GLOBAL INVESTORS LLC



                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                   SCHEDULE A